UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ZKGC NEW ENERGY LIMITED

 (Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N.A.
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

12 Xinjiandi Jiari, Laocheng Town, Chengmai County Hainan Province 571924, P.R. China
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d) or (e), check the following box.  ☒

If the form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-262334.

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary Shares, $0.001 par value per Share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth under the heading “Description of Share Capital” included in the Registration Statement on Form F-1 (File No. 333-262334), originally filed with the Securities and Exchange Commission on January 25, 2022. That description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Memorandum and Articles of Association - filed as exhibit 3.1 to the Registration Statement on Form F-1 filed on January 25, 2022 (File No. 333-262334) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

Date: July 31, 2023	ZKGC NEW ENERGY LIMITED

	By:	/s/Zhuowen Chen
	Name:	Zhuowen Chen
	Title:	Chief Executive Officer

EXHIBIT INDEX

3.1	Amended and Restated Memorandum and Articles of Association - filed as exhibit 3.1 to the Registration Statement on Form F-1 filed on January 25, 2022 (File No. 333-262334) and incorporated herein by reference.